                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           DECKERS OUTDOOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                          DECKERS OUTDOOR CORPORATION

                                 April 15, 1999

Dear Stockholder:

     We cordially invite you to attend our 1999 Annual Meeting of Stockholders to be held at 5:00 p.m. on Monday, May 17, 1999 at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 1998 Annual Report to Stockholders on Form 10-K. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated in such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

                                       ON BEHALF OF YOUR
                                       BOARD OF DIRECTORS

                                       DOUGLAS B. OTTO
                                       Chairman of the Board,
                                       Chief Executive Officer
                                       and President

                          DECKERS OUTDOOR CORPORATION
               495A S. FAIRVIEW AVENUE, GOLETA, CALIFORNIA 93117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 17, 1999

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103, on Monday, May 17, 1999, beginning at 5:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1. To elect two (2) directors of the Company to serve as Class III directors until the Annual Meeting of Stockholders to be held in 2002.

          2. To ratify the selection of KPMG LLP as the Company's independent auditors.

          3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed March 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DOUGLAS B. OTTO
                                          Chairman of the Board,
                                          Chief Executive Officer
                                          and President

Goleta, California
April 15, 1999

                          DECKERS OUTDOOR CORPORATION
                            495A S. FAIRVIEW AVENUE
                            GOLETA, CALIFORNIA 93117

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 17, 1999

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 5:00 p.m., local time, on May 17, 1999, at the Radisson Hotel Santa Barbara, 1111 East Cabrillo Boulevard, Santa Barbara, California 93103, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about April 15, 1999.

                             RECORD DATE AND VOTING

     March 26, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of March 26, 1999, there were 8,555,369 outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"). No shares of the Company's preferred stock, par value $.01 per share, were outstanding as of that date. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters other than the election of directors, the affirmative vote of a majority of shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the nominees named herein for election as director, "FOR" the ratification of the selection of KPMG LLP as the Company's independent auditors, and in their discretion upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

     With respect to brokers who are members of the New York Stock Exchange, the New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the election of the Class III directors and on ratification of the selection of the Company's independent auditors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal. A broker non-vote will have no effect for the purpose of determining whether a director has been elected.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's By-Laws state that the Board of Directors shall consist of not less than one nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at six. The Company's Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board consists of two Class I directors, two Class II directors and two Class III directors. The current term of each Class I director expires at the Annual Meeting of Stockholders to be held in 2000, the current term of each Class II director expires at the Annual Meeting of Stockholders to be held in 2001, and the current term of each Class III director expires at the Annual Meeting of Stockholders to be held in 1999. The Board of Directors is proposing Douglas B. Otto and Gene E. Burleson, who are now serving as Class III directors, for election as Class III directors at the Annual Meeting. Each of the Class III directors elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2002, until such director's successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director. To the Company's knowledge, each nominee is and will be available to serve. The nominees have supplied the following background information to the Company:

                                           PRINCIPAL OCCUPATION DURING THE LAST 5 YEARS,
                                                          OTHER BUSINESS                    DIRECTOR
               NAME                 AGE            EXPERIENCE AND DIRECTORSHIPS              SINCE
               ----                 ---    ---------------------------------------------    --------
Douglas B. Otto...................  47     Co-founder of the Company in 1973 and an           1982
                                           executive officer of the Company since that
                                           time, Chairman of the Board and Chief
                                           Executive Officer of the Company since 1982,
                                           President of the Company since March 1999 and
                                           from 1982 through May 1998, and Chief
                                           Financial Officer of the Company from June
                                           1990 through December 1992.
Gene E. Burleson..................  58     Chief Executive Officer and a Director of          1993
                                           Vitalink Pharmacy Services, Inc., a provider
                                           of pharmacy services to nursing facilities,
                                           from February 1997 to August 1997, President
                                           and a Director of GranCare, Inc., a provider
                                           of routine and specialty medical care and
                                           rehabilitative services, from October 1989 to
                                           December 1990, Chief Executive Officer and a
                                           Director of GranCare, Inc. from December 1990
                                           to February 1997, and Chairman of the Board
                                           of GranCare, Inc. from January 1994 to
                                           November 1997. Currently, he is a Director of
                                           Alternative Living Services, Inc., Mariner
                                           Post-Acute Network, Inc. and Walnut Financial
                                           Services, Inc.

            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
                   "FOR" THE ELECTION OF THE ABOVE NOMINEES.

                                   MANAGEMENT

     The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

                                                                                            CLASS OF
               NAME                 AGE                      POSITION                       DIRECTOR
               ----                 ---                      --------                       --------
Douglas B. Otto...................  47     Chairman of the Board, Chief Executive                III
                                           Officer and President
Peter C. Benjamin.................  55     Vice President and Chief Operating Officer
Ronald D. Page....................  59     Senior Executive Vice President                         I
M. Scott Ash......................  34     Chief Financial Officer and Secretary
Patrick C. Devaney................  44     Vice President -- Global Sourcing, Production
                                           and Development
William "Red" Hovis...............  50     Senior Vice President -- Sales
Gene E. Burleson..................  58     Director                                              III
Rex A. Licklider..................  56     Director                                               II
Karl F. Lopker....................  47     Director                                               II
Diana M. Wilson...................  40     Director                                                I

     Douglas B. Otto, co-founder of the Company in 1973, has served as an executive officer since that time and as Chairman of the Board and Chief Executive Officer since 1982. He has also served as President since March 1999 and from 1982 through May 1998 and Chief Financial Officer from June 1990 through December 1992.

     Peter C. Benjamin has been Vice President and Chief Operating Officer since March 1999 and Managing Director of Deckers Japan, Inc., the Company's subsidiary responsible for distribution of the Company's products throughout Japan, since July 1997. Mr. Benjamin has been President since 1993 of Pacific Resources Holding, Inc., an agency for the Japanese outdoor market. Previously, he was Chief Financial Officer and Chief Operating Officer for The North Face, Inc. from March 1992 to March 1993 and was a Vice President of Odyssey USA, Inc., from January 1991 to March 1992.

     Ronald D. Page joined the Company as a sales manager in May 1991, became Vice President -- Sales in January 1993 and Executive Vice President -- Sales in August 1995. Mr. Page was Managing Director -- European Operations from March 1997 to March 1999. In March 1999, he became Senior Executive Vice President and he has been a Director of the Company since August 1993.

     M. Scott Ash has been Chief Financial Officer since January 1997 and Secretary since March 1999. Prior to such time, Mr. Ash served as Controller of the Company, beginning in January 1993. Prior to joining the Company, he was employed by Dole Food Company, Inc. from August 1992 to January 1993 as Manager of Corporate Reporting. Previously he was a Senior Manager at KPMG LLP where he was employed from September 1986 to August 1992. Mr. Ash is a Certified Public Accountant.

     Patrick C. Devaney has been the Company's Vice President -- Global Sourcing, Production and Development since November 1997. Prior to joining the Company, Mr. Devaney was employed by Mizuno USA where he was Director of Global Footwear from February 1990 to June 1997 and was a Global Product/ Marketing Manager for Reebok International from 1985 to December 1989.

     William "Red" Hovis has been the Company's Senior Vice President -- Sales since July 1998. Prior to joining the Company, he was employed by Kappa USA as Vice President -- Sales and Marketing from August 1997 to June 1998. Previously, he was Vice President of Sales -- Footwear for Fila USA from June 1995 to July 1997. Prior to this, he was employed by Mizuno USA where he was Vice President and General Manager for Footwear from 1993 to 1995 and Vice President of Sales and Marketing for Footwear from 1992 to 1993.

     Gene E. Burleson has been a Director of the Company since September 1993. From February 1997 to August 1997, Mr. Burleson was Chief Executive Officer and a Director of Vitalink Pharmacy Services, Inc., a provider of pharmacy services to nursing facilities. From October 1989 to February 1997, Mr. Burleson was employed by GranCare, Inc., a provider of routine and specialty medical care and rehabilitative services, where he served as President and a Director from October 1989 to December 1990 and as Chief Executive Officer and a Director from December 1990 to February 1997. He assumed the position of Chairman of the Board of GranCare, Inc. in January 1994 and served in this capacity until November 1997. Mr. Burleson is also a Director of Alternative Living Services, Inc., Mariner Post-Acute Network, Inc. and Walnut Financial Services, Inc.

     Rex A. Licklider has been a Director of the Company since September 1993. From 1975 until February 1992, Mr. Licklider served as Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, with whom Com Systems, Inc. had merged. Mr. Licklider is a founder and Director of Pentium Investments, Inc. and a Director and Vice Chairman of The Sports Club Company.

     Karl F. Lopker has been a Director of the Company since May 1995 and was originally a co-founder of the Company in 1973. Since 1979, Mr. Lopker has been Chief Executive Officer and a Director of QAD Inc., a developer and marketer of computer software.

     Diana M. Wilson has been a Director of the Company since February 1997. In March 1999, she resigned from the Company and all offices held but continues to be a Director. Prior to her resignation, she was President of the Company from May 1998 to March 1999. She was Chief Operating Officer of the Company and the Chief Executive Officer of Ugg Holdings, Inc. from August 1995 to March 1999 and was the Secretary of the Company from August 1993 to March 1999. She served as Vice President of the Company from August 1995 to May 1998. She served as Chief Financial Officer from January 1993 to January 1997 and served as Controller of the Company from August 1990 to January 1993. Prior to joining the Company, she was employed by KPMG LLP from January 1988 to April 1990. Ms. Wilson is a Certified Public Accountant.

     For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below.

                             CERTAIN RELATIONSHIPS

     On April 18, 1997, in order to increase the equity interest in the Company for Diana M. Wilson, the former President and Chief Operating Officer, the Company issued Ms. Wilson a $624,000 note to purchase 100,000 shares of the Company's Common Stock at the fair market value on that date. The note bears interest at 6.39% and is secured by the stock so acquired and by any severance pay, including any unpaid bonuses. Ms. Wilson resigned from the Company in March 1999 and the Company is currently in negotiations with her regarding the settlement of the outstanding loan. The largest aggregate amount of indebtedness outstanding at any time during 1998 was $694,938, including accrued interest of $70,938. As of February 28, 1999, the balance outstanding was $702,340, including accrued interest of $78,340.

     In October 1998, the Company loaned $100,000 to Ronald D. Page to fulfill a margin call received by Mr. Page on his stock in the Company. The loan was repaid in December 1998. The largest amount of indebtedness outstanding at any time during 1998 was $100,932, including $932 of interest at 4.97%.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The committee met two times during 1998. At the date of this Proxy Statement the Audit Committee was comprised of Messrs. Burleson, Licklider, and Lopker.

     Compensation Committee -- The Board has a Compensation Committee (the "Compensation Committee") that is authorized to review and recommend to the Board the salaries, bonuses and prerequisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan") and the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan"). The committee met three times during 1998. At the date of this Proxy Statement the Compensation Committee was comprised of Messrs. Burleson, Licklider and Lopker.

DIRECTOR ATTENDANCE

     In 1998, the Company held four meetings of the Board of Directors. During 1998, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members, except for Ron Page who was working in Europe as Managing Director -- European Operations.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") receive an Annual Retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, exercised ten days prior to the start of each year, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 2,000 shares of the Common Stock of the Company per year. On January 1, 1999 and every three years thereafter, the Board sets the number of shares for the following three years. For 1999 through 2001, the Board reaffirmed the terms above, except that the annual 2,000 shares awards per year for both 1999 and 2000 were issued and fully vested effective January 1, 1999. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and $1,000 for each separately scheduled committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. Committee Chairmen receive additional annual retainer fees of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Options -- Nonemployee Directors receive additional compensation in the form of stock options granted automatically under the 1993 Plan. Upon their initial election to the Board of Directors, Nonemployee Directors automatically receive options to purchase 10,000 shares of Common Stock. Such options vest in annual one-third installments, with the first such installment vesting on the first anniversary of the date of grant of such option. In addition, beginning on the fourth annual meeting of stockholders after a Nonemployee Director is first elected, such Nonemployee Director will automatically be granted each year options to purchase 2,000 shares of Common Stock. Such additional options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors have an exercise price equal to the fair market value of the shares on the date of grant of such option.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the years ended December 31, 1998, 1997 and 1996, the reportable compensation paid or awarded to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company who were executive officers of the Company at December 31, 1998 and received compensation in excess of $100,000 in such year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            -------------
                                              ANNUAL COMPENSATION            SECURITIES
                                       ----------------------------------    UNDERLYING
                                                             OTHER ANNUAL   OPTIONS/SARS     ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY     BONUS     COMPENSATION        (#)        COMPENSATION
  ---------------------------    ----   ------     -----     ------------   ------------    ------------
Douglas B. Otto................  1998  $275,000   $     --           --        180,000        $116,000(1)
  Chief Executive Officer        1997   275,000    250,000           --             --         120,000(1)
                                 1996   274,000    250,000           --             --              --

Diana M. Wilson(4).............  1998   240,000     13,000           --        180,000              --
  President, Chief Operating     1997   238,000    123,000           --             --              --
  Officer and Secretary          1996   180,000     76,000           --             --              --

Ronald D. Page.................  1998   150,000     61,000       57,000(2)      80,000              --
  Managing Director --           1997   150,000     30,000       61,000(2)      20,000              --
  European Operations and        1996   150,000     91,000           --             --              --
  Executive Vice President --
     Sales

Robert M. Beatty(4)............  1998   119,000     43,000           --         35,000              --
  Vice President -- Operations
  and Finance

Patrick C. Devaney.............  1998   116,000     31,000           --         45,000           8,000(3)
  Vice President -- Global
  Sourcing, Production and
  Development

---------------
(1) In 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Douglas B. Otto, pursuant to which the Company and the trust will share in the premium costs of life insurance policies that pay cumulative death benefits upon the death of Mr. Otto. The portion of the premium equal to the value of the economic benefit is paid by the trust, with the Company paying the remainder of the premiums. The amounts above, $116,000 in 1998 and $120,000 in 1997, reflect the present value of the economic benefit to Mr. Otto of the portion of the premium paid by the Company in 1998 and 1997, respectively. Upon surrender of the policy or payment of the death benefits thereunder, the Company is entitled to repayment of an amount equal to the cumulative payments previously paid by the Company.

(2) Mr. Page worked in Europe as Managing Director-European Operations from March 1997 to March 1999. As a result, he received living allowances totalling $57,000 in 1998 and $61,000 in 1997.

(3) In connection with Mr. Devaney's acceptance of employment, the Company reimbursed him for $8,000 of relocation costs in 1998.

(4) Ms. Wilson and Mr. Beatty both resigned from the Company in March 1999.

     The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 1998 to the Named Executive Officers.

                          STOCK OPTION GRANTS IN 1998

                                                                                       POTENTIAL REALIZABLE
                                               % OF TOTAL                                VALUE AT ASSUMED
                                                OPTIONS                                   RATES OF STOCK
                                                GRANTED                                  APPRECIATION FOR
                                                   TO        EXERCISE                     OPTION TERM(1)
                                   OPTIONS     EMPLOYEES       PRICE      EXPIRATION   ---------------------
              NAME                GRANTED(#)    IN 1998     (PER SHARE)      DATE         5%          10%
              ----                ----------   ----------   -----------   ----------   ---------   ---------
Douglas B. Otto.................    50,000         5.4%       $6.875      05-15-2008   $216,000    $548,000
                                   130,000        14.1%        1.563      12-09-2008    128,000     324,000
Diana M. Wilson.................    50,000         5.4%        6.875      05-15-2008    216,000     548,000
                                   130,000        14.1%        1.563      12-09-2008    128,000     324,000
Ronald D. Page..................    80,000         8.6%        1.563      12-09-2008     79,000     199,000
Robert M. Beatty................    35,000         3.8%        1.563      12-09-2008     34,000      87,000
Patrick C. Devaney..............    10,000         1.1%        7.875      02-11-2008     50,000     126,000
                                    35,000         3.8%        1.563      12-09-2008     34,000      87,000

---------------
(1) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth, for the Named Executive Officers, information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                    AGGREGATED OPTION EXERCISES IN 1998 AND
                          1998 YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 SHARES                    DECEMBER 31, 1998(#)            DECEMBER 31, 1998
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
Douglas B. Otto..............        --      $     --      70,000        110,000        $12,600        $69,300
Diana M. Wilson..............    21,250       135,363     192,000        228,000         12,600         69,300
Ronald D. Page...............        --            --      41,000         96,000          6,300         44,100
Robert M. Beatty.............        --            --      12,500         57,500          2,205         19,845
Patrick C. Devaney...........        --            --       9,500         45,500          2,205         19,845

EMPLOYMENT AGREEMENTS

     Effective January 1992, Douglas B. Otto entered into a five-year employment agreement with the Company, which was subsequently extended through 2001. Such employment agreement provides for an annual salary of $260,000, with annual cost of living increases and a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon the operating results of the Company. In the event Mr. Otto's employment agreement is terminated for any reason, including "For Cause" as defined therein, Mr. Otto will receive an annual payment of $260,000 and his existing employee benefits for five years from the date of termination. After any termination of employment, Mr. Otto may not compete with the Company for one year in the United States (except in Montana and Wyoming). The Company may not terminate such employment agreement except "For Cause."

     Diana M. Wilson, who resigned from the Company in March 1999, had entered into an employment agreement with the Company, effective August 4, 1995, which was subsequently amended on April 18, 1997, effective January 1, 1997 through December 31, 1999. As amended, the agreement provided for an annual salary of $240,000 with a potential bonus of up to $240,000. In order to increase Ms. Wilson's equity interest in the Company, the agreement also provided for a loan by the Company to Ms. Wilson to purchase up to 100,000 shares of the Company's common stock at fair market value on April 18, 1997. The promissory note bears interest at 6.39% and is secured by the stock so acquired and, under certain circumstances, by any severance pay, including any unpaid bonuses. In connection with her employment agreement, Ms. Wilson was granted an option to purchase 200,000 shares of the Company's common stock at an exercise price of $9.50, the fair market value of the Company's common stock on the date of grant. This option vested with respect to 20,000 shares on August 4, 1995 and the remainder vests in annual 36,000 share installments on August 4, 1996 through August 4, 2000. Upon Ms. Wilson's resignation in March 1999, these stock options expired. The Company is currently in negotiations with Ms. Wilson regarding the settlement of the outstanding loan and her severance.

     In 1998, Mr. Otto and Ms. Wilson both agreed to reduce their maximum available bonuses for 1998 by $375,000 and $125,000, respectively, in exchange for 50,000 stock options each. Such options were granted in May 1998 at fair market value on the date of grant, vest over a four year period and expire in 2008. For 1999, Mr. Otto and Ms. Wilson agreed to reduce their maximum available bonuses for 1999 by $500,000 and $225,000, respectively, in exchange for 130,000 stock options each. Such options were granted in December 1998 at fair market value on the date of grant, vest over a four year period and expire in 2008. Upon Ms. Wilson's resignation in March 1999, all of her unexercised stock options expired.

     In March 1999, Peter Benjamin entered into an employment agreement with the Company through December 31, 2000. The agreement provides for a base salary of $180,000 for each of 1999 and 2000, a $60,000 guaranteed bonus for 1999 and a potential bonus of up to $180,000 for 2000. For 1999, Mr. Benjamin is also entitled to a potential bonus related to the financial performance of Deckers Japan. In connection with his employment agreement, Mr. Benjamin was granted an option to purchase 130,000 shares of the Company's common stock at an exercise price of $2.13, the fair market value of the Company's common stock on the date of grant. This option vests over a four year period. In the event that termination of employment occurs for reasons other than: (1) cause, or (2) voluntary termination, he will receive six months' severance plus committed incentives. In the event that there is a change of control and termination, or constructive termination, Mr. Benjamin will receive twelve months of severance, including minimum guarantees, plus the acceleration of vesting of all stock options.

     The other officers of the Company do not have employment agreements with the Company and serve at the pleasure of the Board.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, consisting entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982, determines and administers the compensation of the Company's executive officers. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation.

     Compensation Philosophy -- At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options, stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. While the Committee considers such corporate performance measures as net sales, net income and earnings per share, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 1998, the most important qualitative factors in determining incentive compensation awards to executive officers were the Committee's assessments of their contributions to the Company's stockholder value, sales and net earnings per share.

     The Committee also evaluates the total compensation of the Company's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

     Relationship of Performance to Compensation -- Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock options. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

     The executive officers receive incentive compensation awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Committee. Such officers receive compensation for the subsequent attainment of these goals.

     The 1993 Employee Stock Incentive Plan (the "1993 Plan") authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. The Committee grants stock options to executive officers, as well as other employees of the Company and its subsidiaries below the executive officer level. Executive officers are eligible to receive stock option grants, which the Committee approves from time to time as it deems appropriate.

     In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number of options previously awarded to and held by executive officers is reviewed but is not an important factor in determining the size of current option grants.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation.

     Chief Executive Officer Compensation -- Douglas B. Otto entered into a five year employment agreement, effective January 1992, and subsequently extended through 2001. Such employment agreement provides for an annual salary of $260,000, with annual cost of living increases, and provides for a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon a combination of factors including the Company's common stock price and the operating results of the Company.

     Mr. Otto and the Company agreed to reduce the maximum potential bonus amount available for 1998 from $500,000 to $125,000, in exchange for 50,000 stock options. Such stock options were granted at fair market value on the date of grant, vest over a four year period and expire in 2008. With respect to the remaining maximum potential bonus amount, the Committee established targets for sales, earnings per share and stockholder value at the beginning of the year. The established targets for 1998 were not achieved, and as a result, Mr. Otto did not receive a cash bonus for 1998.

     In December 1998, the Committee established the compensation of the Company's Chief Executive Officer and its other executive officers for fiscal year 1999. In each case, the Committee's decision was based upon the principles and procedures outlined above. For 1999, Mr. Otto agreed to forego his entire 1999 potential cash bonus in exchange for 130,000 stock options. Such options were granted in December 1998 at fair market value on the date of grant, vest over four years and expire in 2008. The Company's other executive officers also agreed to forego the majority of their 1999 bonuses in exchange for stock options on similar terms, ranging from 130,000 stock options for Ms. Wilson, the Company's former President, to 35,000 stock options for the remaining executive officers. Upon Ms. Wilson's resignation in March 1999, all of her unexercised stock options expired.

                                          COMPENSATION COMMITTEE
                                          Gene E. Burleson
                                          Rex A. Licklider
                                          Karl F. Lopker

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider and Lopker, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 1999 or is a former officer or employee of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index for the five-year period commencing December 31, 1993 and ending December 31, 1998. The data represented below assumes $100 invested in each of the Company's Common Stock, the Nasdaq Composite Index and the peer group index on December 31, 1993. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

          COMPARISON OF TOTAL RETURN (ASSUMING DIVIDEND REINVESTMENT)

                                                     DECKERS OUTDOOR
                                                       CORPORATION              NASDAQ COMPOSITE         ATHLETIC SHOE COMPOSITE
                                                     ---------------            ----------------         -----------------------
December 31, 1993                                        100.00                      100.00                      100.00
December 31, 1994                                         69.40                      105.00                      125.80
December 31, 1995                                         31.90                      136.20                      169.00
December 31, 1996                                         38.20                      169.20                      269.70
December 31, 1997                                         41.70                      207.00                      189.60
December 31, 1998                                         12.20                      292.00                      164.50

* Athletic Shoe Composite peer group index consisting of Saucony Inc., K-Swiss, Nike Inc., Reebok International Ltd., Rocky Boots & Shoes Inc., The Stride Rite Corporation, The Timberland Company, Vans Inc., Wolverine World Wide Inc., Fila Holding SPA, and Kenneth Cole Productions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of February 28, 1999, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (nine persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

              NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
              BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP(2),(5)    PERCENT OF CLASS
              -------------------                ---------------------------    ----------------
Douglas B. Otto(3).............................           3,793,552                   44.1%
Diana M. Wilson................................             338,599                    3.9%
Ronald D. Page.................................             201,621                    2.4%
Robert M. Beatty...............................              19,199                      *
Patrick C. Devaney.............................              11,500                      *
Gene E. Burleson...............................              63,565                      *
Rex A. Licklider(4)............................             133,674                    1.6%
Karl F. Lopker.................................              28,465                      *
Henry George Luken, III(6).....................             440,065                    5.2%
All directors and executive officers as a group
  (nine persons)...............................           4,611,675                   51.7%

---------------

(1) The address of each beneficial owner is 495A S. Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

(3) Includes (a) 3,044,852 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power, (b) 293,950 shares held as trustee for the Tiffany Jade Otto Trust, of which Mr. Otto has sole voting and investment power, (c) 293, 950 shares held as trustee for the Ty Dylan Bard Otto Trust, of which Mr. Otto has sole voting and investment power, and
    (d) 90,800 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors.

(4) Includes 131,674 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(5) Includes shares under stock options that are presently exercisable or are exercisable within 60 days for the following: Douglas B. Otto -- 70,000; Diana M. Wilson -- 218,000; Ronald D. Page -- 38,000; Robert M.
    Beatty -- 19,000; Patrick C. Devaney -- 11,500; Gene E. Burleson -- 2,000; Rex A.
    Licklider -- 2,000; Karl F. Lopker -- 10,000; and all directors and executive officers as a group -- 392,000. In March 1999, Ms. Wilson and Mr. Beatty both resigned from the Company. Upon their resignations, all of their unexercised stock options expired.

(6) This information is based solely on a Schedule 13D filed by Mr. Luken on September 29, 1998. Mr. Luken's address is 900 Fairway lane, Soddy Daisy, Tennessee 37379.

 * Percentage of shares beneficially owned does not exceed 1% of the class so owned.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its
Section 16 Persons were complied with except that Diana M. Wilson and M. Scott Ash each filed a Form 5 on March 12, 1999 reporting the exercise of stock options which were reportable on Form 4, due February 10, 1998.

                                 PROPOSAL NO. 2

                              INDEPENDENT AUDITORS

     For the 1998 fiscal year, KPMG LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 1999. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
                RATIFICATION OF THE ELECTION OF KPMG LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 2000 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 2000 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 495A S. Fairview Avenue, Goleta, California 93117 and in any event not later than December 16, 1999. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of the selection of the Company's independent auditors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DOUGLAS B. OTTO
                                          Chairman of the Board,
                                          Chief Executive Officer and
                                          President

Goleta, California
April 15, 1999

PROXY

                          DECKERS OUTDOOR CORPORATION
                            495A S. Fairview Avenue
                            Goleta, California 93117

This Proxy is solicited on Behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Douglas B. Otto and M. Scott Ash, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on March 26, 1999, at the Annual Meeting of Shareholders to be held on May 17, 1999 and any postponements or adjournments thereof.


   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.



--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                                Please mark
                                                              your votes as [X]
                                                               indicated in
                                                               this example.

                                                       WITHHOLD
                                                       AUTHORITY
                                           FOR        to vote for
                                       the nominees   the nominees
                                       listed below.  listed below.                                     FOR    AGAINST    ABSTAIN
1. ELECTION OF CLASS III DIRECTORS.                                     2. TO RATIFY THE SELECTION OF
   Instruction: To withhold authority                                      KPMG LLP AS THE COMPANY'S    [  ]     [  ]       [  ]
   to vote for a nominee listed below,     [  ]           [  ]             INDEPENDENT AUDITORS.
   strike a line through the nominee's
   name.                                                                3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before
                                                                           such meeting or any and all postponements or
   Nominees:  Douglas B. Otto                                              adjournments thereof.
              Gene E. Burleson                                                                          YES       NO
                                                                           Do You Plan to Attend
                                                                           the Meeting?                 [  ]     [  ]
   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                 USING THE ENCLOSED ENVELOPE.                              This proxy when properly executed will be voted in the
                                                                           manner directed herein by the undersigned stockholder.
                                                                           If no direction is made, the Proxies will vote for the
                                                                           nominees listed above, for the ratification of the
                                                                           selection of KPMG LLP as the Company's independent
                                                                           auditor and in their discretion on matters described
                                                                           in Item 3.

Signature(s) ________________________________________________________________________________ Dated _______________________, 1999

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

----------------------------------------------------------------------------------------------------------------------------------

                                                        --  FOLD AND DETACH HERE --
